Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of May 14, 2010 (this “Agreement”) by and among Powrtec Corporation, a Delaware corporation (“Powrtec”), a majority of the stockholders of Powrtec (the “Powrtec Majority Shareholders”), School4Chauffeurs, Inc., a Delaware corporation (“SFCF”), and the majority stockholder of SFCF (the “SFCF Controlling Stockholder”).

WHEREAS, the Powrtec Majority Shareholders own ___% of the issued and outstanding ordinary shares of Powrtec (such shares being hereinafter referred to as the “Powrtec Shares”); and

WHEREAS, (i) the Powrtec Majority Shareholders and Powrtec believe it is in the best interests of Powrtec and its stockholders (the “Powrtec Shareholders”) to exchange 1,859,772 of the issued and outstanding shares of common stock (the “Powrtec Shares”) for 1,750,000 newly-issued shares of common stock, $0.001 per vale per share, of SFCF (the “SFCF Common Stock”), as set forth on Schedule I hereto which, at the time of this Agreement, represents approximately 70% of the issued and outstanding shares of SFCF Common Stock (the “SFCF Shares”), and (ii) SFCF believes it is in its best interest and the best interest of its stockholders to acquire the Powrtec Shares in exchange for the SFCF Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF POWRTEC SHARES FOR SFCF SHARES

Section 1.1  Agreement to Exchange Powrtec Shares for SFCF Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Powrtec Shareholders shall assign, transfer, convey and deliver the Powrtec Shares to SFCF.  In consideration and exchange for the Powrtec Shares, SFCF shall issue, transfer, convey and deliver the SFCF Shares to the Powrtec Shareholders.

Section 1.2  Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m. Pacific Time on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”).

Section 1.3  Directors of SFCF at Closing Date. On the Closing Date, the board of directors of SFCF (the “SFCF Board”) shall appoint five members to the SFCF Board.

Section 1.4  Officers of SFCF at Closing Date. On the Closing Date, the SFCF Board shall appoint Grant Jasmin to serve as President, Chief Executive Officer, and Secretary; and Len Wood to serve as Chief Financial Officer and Treasurer.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SFCF

SFCF represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1  Corporate Organization

A.

 SFCF is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of SFCF. “Material Adverse Effect” means, when used with respect to SFCF, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of SFCF, or materially impair the ability of SFCF to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

B.

Copies of the articles of incorporation and by-laws of SFCF with all amendments thereto, as of the date hereof (the “SFCF Charter Documents”), have been furnished to the Powrtec Shareholders and to Powrtec, and such copies are accurate and complete as of the date hereof. The minute books of SFCF are current as required by law, contain the minutes of all meetings of the SFCF Board and stockholders of SFCF from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the SFCF Board and stockholders of SFCF. SFCF is not in violation of any of the provisions of the SFCF Charter Documents.

Section 2.2  Capitalization of SFCF.

A.

The authorized capital stock of SFCF consists of 100,000,000 shares authorized as Common Stock, par value $0.001, and 5,000,000 shares authorized as Preferred Stock, par value $0.001, of which 2,500,000 shares of common stock are issued and outstanding, immediately prior to this Share Exchange.  There are no preferred shares issued and outstanding.

B.

All of the issued and outstanding shares of Common Stock of SFCF immediately prior to this Share Exchange are, and all shares of Common Stock of SFCF when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued in connection with the Private Placement and to the Powrtec Shareholders pursuant to the terms hereof, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of SFCF’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to SFCF or any Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of SFCF’s capital stock. There are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which SFCF is a party or by which it is bound with respect to any equity security of any class of SFCF. SFCF is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of SFCF.  The issuance of all of the shares of SFCF described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of SFCF has any right to rescind or bring any other claim against SFCF for failure to comply with the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

C.

There are no outstanding contractual obligations (contingent or otherwise) of SFCF to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, SFCF or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

Section 2.3 Subsidiaries and Equity Investments. SFCF does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 2.4 Authorization, Validity and Enforceability of Agreements. SFCF has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by SFCF and the consummation by SFCF of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of SFCF, and no other corporate proceedings on the part of SFCF are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of SFCF and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. SFCF does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Exchange Act resulting from the issuance of the SFCF Shares or securities in connection with the Private Placement.

Section 2.5  No Conflict or Violation. Neither the execution and delivery of this Agreement by SFCF, nor the consummation by SFCF of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the SFCF Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which SFCF is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which SFCF is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of SFCF’s assets, including without limitation the SFCF Shares.

Section 2.6  Agreements. Except as disclosed on documents filed with the Securities and Exchange Commission (the “Commission”), SFCF is not a party to or bound by any contracts, including, but not limited to, any:

A.

employment, advisory or consulting contract;

B.

plan providing for employee benefits of any nature, including any severance payments;

C.

lease with respect to any property or equipment;

D.

contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

E.

contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

F.

agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement, except with respect to the SFCF Shares or the securities to be issued pursuant to the Securities Purchase Agreement.

SFCF has provided to Powrtec and the Powrtec Shareholders, prior to the date of this Agreement, true, correct and complete copies of each contract (whether written or oral), including each amendment, supplement and modification thereto (the “SFCF Contracts”).  The Company shall satisfy all liabilities due under the SFCF Contracts as of the date of Closing.  All such liabilities shall be satisfied or released at or prior to Closing.  Any amounts accrued post-Closing shall be the sole responsibility of Powrtec.

Section 2.7  Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of SFCF, currently threatened against SFCF or any of its affiliates, that may affect the validity of this Agreement or the right of SFCF to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of SFCF, currently threatened against SFCF or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against SFCF or any of its affiliates. Neither SFCF nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by SFCF or any of its affiliates relating to SFCF currently pending or which SFCF or any of its affiliates intends to initiate.

Section 2.8  Compliance with Laws. SFCF has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.9  Financial Statements; SEC Filings.

A.

SFCF’s financial statements (the “Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of SFCF as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. SFCF has no material liabilities (contingent or otherwise). SFCF is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. SFCF maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

B.

SFCF has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. There is no event, fact or circumstance that would cause any certification signed by any officer of SFCF in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of SFCF’s Common Stock, it being acknowledged that none of SFCF’s securities are approved or listed for trading on any exchange or quotation system.

Section 2.10  Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, SFCF Board minutes and financial and other records of whatsoever kind of SFCF have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of SFCF. SFCF maintains a system of internal accounting controls sufficient, in the judgment of SFCF, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.11  Employee Benefit Plans. SFCF does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.12  Tax Returns, Payments and Elections. SFCF has filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below). All such Tax Returns are accurate, complete and correct in all material respects, and SFCF has timely paid all Taxes due and adequate provisions have been and are reflected in SFCF’s Financial Statements for all current taxes and other charges to which SFCF is subject and which are not currently due and payable. None of SFCF’s federal income tax returns have been audited by the Internal Revenue Service. SFCF has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the SFCF for any period, nor of any basis for any such assessment, adjustment or contingency. SFCF has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 2.13  No Debt Obligations. Upon the Closing Date, SFCF will have no debt, obligations or liabilities of any kind whatsoever other than with respect to the transactions contemplated hereby. SFCF is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.14  No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to SFCF or any of their affiliates with respect to the transactions contemplated by this Agreement.

Section 2.15  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by SFCF to arise, between SFCF and any accountants and/or lawyers formerly or presently engaged by SFCF. SFCF is current with respect to fees owed to its accountants and lawyers.

Section 2.16 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of SFCF in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.17 Absence of Undisclosed Liabilities. Since the date of the filing of its quarterly report on Form 10-K for the year ended December 31, 2009, except as specifically disclosed in the Public Reports: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) SFCF has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees; (C) SFCF has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) SFCF has not made any loan, advance or capital contribution to or investment in any person or entity; (E) SFCF has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) SFCF has not suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, SFCF has not entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.18  No Integrated Offering. SFCF does not have any registration statement pending before the Commission or currently under the Commission’s review and since the Closing Date, except as contemplated under this Agreement, SFCF has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

Section 2.19  Employees.

A.

SFCF has 1 employee.

B.

Other than Grant Jasmin, SFCF does not have any officers or directors. No director or officer of SFCF is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of her duties as a director or officer of SFCF or (b) the ability of SFCF to conduct its business.

Section 2.20  No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to SFCF or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by SFCF but which has not been so publicly announced or disclosed. SFCF has not provided to Powrtec, or the Powrtec Shareholders, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by SFCF but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Private Placement.

Section 2.21 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of SFCF or any of the SFCF Controlling Stockholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.22  No Assets or Real Property. Except as set forth on the most recent Financial Statements, SFCF does not have any assets of any kind.  SFCF does not own or lease any real property.

Section 2.23  Interested Party Transactions.  Except as disclosed on Schedule 2.23 and in Commission filings, no officer, director or shareholder of SFCF or any affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such person or entity, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by SFCF, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish SFCF any goods or services; or (b) a beneficial interest in any contract or agreement to which SFCF is a party or by which it may be bound or affected.

Section 2.24   Intellectual Property. Except as in documents filed with the Commission, SFCF does not own, use or license any intellectual property in its business as presently conducted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF POWRTEC

Powrtec represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to Powrtec, are true and complete as of the date hereof.

Section 3.1  Incorporation.  Powrtec is a company duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Powrtec’s Articles of Incorporation or bylaws.  Powrtec has taken all actions required by law, its Articles of Incorporation or bylaws, or otherwise to authorize the execution and delivery of this Agreement.  Powrtec has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation or bylaws, and otherwise to consummate the transactions herein contemplated.

Section 3.2  Authorized Shares.  Powrtec is authorized to issue two classes of stock: 3,000,000 shares of Common stock, $0.001 par value, of which 1,859,772 shares are issued and outstanding and another 265,000 shares have been reserved for issuance; and 1,000,000 shares of Preferred stock, par value $0.001, of which no shares are issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 3.3  Subsidiaries and Predecessor Corporations.   Powrtec does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 3.4  Financial Statements. Powrtec has kept all books and records since inception and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Powrtec.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Powrtec had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Powrtec, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

To the best of its knowledge, Powrtec has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and Powrtec has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

The books and records, financial and otherwise, of Powrtec are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of Powrtec’s assets are reflected on its financial statements, and Powrtec has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which are not reflected on its financials statements.

Section 3.5  Information. The information concerning Powrtec set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6  Absence of Certain Changes or Events. Since December 31, 2009, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Powrtec; and (b) Powrtec has not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting, (iii) entered into any other material transaction other than sales in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

Section 3.7  Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Powrtec after reasonable investigation, threatened by or against  Powrtec or affecting Powrtec or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Powrtec does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances.

Section 3.8  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Powrtec is a party or to which any of its assets, properties or operations are subject.

Section 3.9  Compliance With Laws and Regulations. To the best of its knowledge, Powrtec has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Powrtec or except to the extent that noncompliance would not result in the occurrence of any material liability for Powrtec.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 3.10  Approval of Agreement. The Board of Directors of Powrtec has authorized the execution and delivery of this Agreement by Powrtec and has approved this Agreement and the transactions contemplated hereby.

Section 3.11 Valid Obligation. This Agreement and all agreements and other documents executed by Powrtec in connection herewith constitute the valid and binding obligation of Powrtec, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF POWRTEC SHAREHOLDERS

Each of the Powrtec Shareholders hereby individually represents and warrants to SFCF:

Section 4.1 Authority. Such Powrtec Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which such Powrtec Shareholder is a party, to consummate the transactions contemplated by this Agreement to which such Powrtec Shareholder is a party, and to perform such Powrtec Shareholder’s obligations under this Agreement to which such Powrtec Shareholder is a party. This Agreement has been duly and validly authorized and approved, executed and delivered by such Powrtec Shareholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than the Powrtec Shareholders, this Agreement is duly authorized, executed and delivered by such Powrtec Shareholder and constitutes the legal, valid and binding obligation of such Powrtec Shareholder, enforceable against such Powrtec Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 4.2  Acknowledgment. Such Powrtec Shareholder understands and agrees that the SFCF Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the SFCF Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

Section 4.3  Stock Legends. Each Powrtec Shareholder hereby agrees with SFCF as follows:

A.

Securities Act Legend Accredited Investors. The certificates evidencing the SFCF Shares issued to the Powrtec Shareholders will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

B.

Other Legends. The certificates representing such SFCF Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

C.

 Opinion. The Powrtec Shareholders shall not transfer any or all of the SFCF Shares pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the SFCF Shares, without first providing SFCF, if required by SFCF, with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the SFCF) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 4.4  Ownership of Shares. Each Powrtec Shareholder is both the record and beneficial owner of such number of Powrtec Shares as specifically set forth on Schedule I hereto and that they are not the record or beneficial owner of any other shares of Powrtec. Each Powrtec Shareholder has and shall transfer at the Closing, good and marketable title to those Powrtec Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF POWRTEC AND THE POWRTEC SHAREHOLDERS

The obligations of Powrtec and the Powrtec Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Powrtec and the Powrtec Shareholders at their sole discretion:

Section 5.1  Representations and Warranties of SFCF. All representations and warranties made by SFCF in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2  Agreements and Covenants. SFCF shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of SFCF shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5  Other Closing Documents. Powrtec shall have received such certificates, instruments and documents in confirmation of the representations and warranties of SFCF, SFCF’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the Powrtec Shareholders and/or their respective counsel may reasonably request.

Section 5.6  Documents. SFCF must have caused the following documents to be delivered to Powrtec and the Powrtec Shareholder:

A.

share certificates evidencing the SFCF Shares registered in the name of the Powrtec Shareholders;

B.

a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the SFCF Charter Documents, (B) the resolutions of the SFCF Board approving this Agreement and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of SFCF signing this Agreement to which SFCF is a party;

C.

 an Officer’s Certificate, dated the Closing Date, certifying as to Sections 5.1, 5.2, 5.3, 5.4, 5.7, and 5.8.

D.

 a Certificate of Good Standing of SFCF, dated as of a date not more than five business days prior to the Closing Date;

E.

 this Agreement is duly executed;

F.

 the amendment of the Articles of Incorporation to change the name of the corporation to PowrTec International Corp.;

G.

 the amendment of the Articles of Incorporation to change the capital stock to 500,000,000 shares authorized as Common Stock, par value $0.001, and 10,000,000 shares authorized as Preferred Stock, par value $0.001; and

I.

 such other documents as Powrtec may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of SFCF, (B) evidencing the performance of, or compliance by SFCF with any covenant or obligation required to be performed or complied with by SFCF, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.7  Cancellation of Shares.  The 1,700,000 shares of SFCF Common Stock owned by Grant Jasmin shall be irrevocably cancelled immediately following the issuance of the shares of Common Stock to the Powrtec Shareholders.  Evidence of such cancellation shall be delivered to Powrtec.

Section 5.8  No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to SFCF.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF SFCF

The obligations of SFCF to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by SFCF in its sole discretion:

Section 6.1  Representations and Warranties of Powrtec and the Powrtec Shareholders. All representations and warranties made by Powrtec and the Powrtec Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2  Agreements and Covenants. Powrtec and the Powrtec Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Powrtec shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5  Other Closing Documents. SFCF shall have received such certificates, instruments and documents in confirmation of the representations and warranties of Powrtec and the Powrtec Shareholders, the performance of Powrtec and the Powrtec Shareholders’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as SFCF or its counsel may reasonably request.

Section 6.6  Documents. Powrtec and the Powrtec Shareholders must deliver to SFCF at the Closing:

A.

 share certificates evidencing the number of Powrtec Shares, along with executed share transfer forms transferring such Powrtec Shares to SFCF;

B.

 this Agreement to which the Powrtec and the Powrtec Shareholders is a party, duly executed;

C.

 such other documents as SFCF may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Powrtec and the Powrtec Shareholders , (B) evidencing the performance of, or compliance by Powrtec and the Powrtec Shareholders with, any covenant or obligation required to be performed or complied with by Powrtec and the Powrtec Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.7  No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Powrtec Shares, or any other stock, voting, equity, or ownership interest in, Powrtec, or (b) is entitled to all or any portion of the SFCF Shares.

ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1  SEC Documents. From and after the Closing Date, in the event the SEC notifies SFCF of its intent to review any Public Report filed prior to the Closing Date or SFCF receives any oral or written comments from the SEC with respect to any Public Report filed prior to the Closing Date, SFCF shall promptly notify the SFCF Controlling Stockholders and the SFCF Controlling Stockholders shall reasonably cooperate with SFCF in responding to any such oral or written comments.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the one-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 8.2  Indemnification.

A.

 Indemnification Obligations in favor of the Controlling Stockholders of SFCF. From and after the Closing Date until the expiration of the Survival Period, Powrtec shall reimburse and hold harmless the SFCF Controlling Stockholders (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “SFCF Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any SFCF Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any SFCF Indemnified Party, which arises or results from a third-party claim brought against a SFCF Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of Powrtec. All claims of SFCF pursuant to this Section 8.2 shall be brought by the SFCF Controlling Stockholders on behalf of SFCF and those Persons who were stockholders of SFCF immediately prior to the Closing Date.  In no event shall any such indemnification payments exceed $100,000 in the aggregate from Powrtec.  No claim for indemnification may be brought under this Section 8.2(a) unless all claims for indemnification, in the aggregate, total more than $10,000.

B.

Indemnification in favor of Powrtec and the Powrtec Shareholders. From and after the Closing Date until the expiration of the Survival Period, the SFCF Controlling Stockholders will, severally and not jointly, indemnify and hold harmless Powrtec, the Powrtec Shareholders, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “Powrtec Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of any (i) any breach of representation or warranty made by SFCF or the SFCF Controlling Stockholders in this Agreement, and in any certificate delivered by SFCF or the SFCF Controlling Stockholders pursuant to this Agreement, (ii) any breach by SFCF or the SFCF Controlling Stockholders of any covenant, obligation or other agreement made by SFCF or the SFCF Controlling Stockholders in this Agreement, and (iii) a third-party claim based on any acts or omissions by SFCF or the SFCF Controlling Stockholders. In no event shall any such indemnification payments exceed $100,000 in the aggregate from all SFCF Controlling Stockholders.  No claim for indemnification may be brought under this Section 8.2(b) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1  Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to Powrtec or the Powrtec Shareholders, to:

Powrtec Corporation

745 Camden Avenue, Suite D
Campbell, CA USA 95008

Attn: Grant Jasmin, President

With a copy to (which copy shall not constitute notice):

If to SFCF or the SFCF Controlling Stockholders, to:

745 Camden Avenue, Suite D
Campbell, CA USA 95008

Attn: Grant Jasmin, President

With a copy to (which copy shall not constitute notice):

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

Attn: Luis Carrillo, Esq.

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5  Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7  Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 9.9  Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of California, and/or the United States District Court for the Northern District of California, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.4.

Section 9.10  Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

Section 9.12  Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[SIGNATURE PAGE FOLLOWS - REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SCHOOL4CHAUFFEURS, INC.

/s/ Grant Jasmin

Name: Grant Jasmin

Title: President

POWRTEC CORPORATION

/s/ Grant Jasmin

Name: Grant Jasmin

Title: President

SCHOOL4CHAUFFEURS, INC. CONTROLLING STOCKHOLDER

/s/ Grant Jasmin

Name: Grant Jasmin

[SIGNATURE PAGE CONTINUES ON NEXT PAGE]

POWRTEC SHAREHOLDERS

PERCENTAGE HELD

/s/ Grant Jasmin
Grant Jasmin	21.5%

/s/ Chris Kilgus
Chris Kilgus	4.0%

/s/ Gary McDaniel
Gary McDaniel	4.0%

/s/ Raj Johal
Raj Johal	6.7%

/s/ Javier Cancino
Javier Cancino	2.7%

/s/ Len Wood
Len Wood	0.5%

/s/ Franz Helbig
Franz Helbig	0.5%

/s/ Larry Joba
Larry Joba	2.7%

Pacific Times, Ltd.	1.8%

NESA A/S	15.5%

Sidoh Mal Air Products	7.7%

/s/ Muninderpal Rekhi
Muninderpal Rekhi	2.0%

/s/ John Heibel
John Heibel	27.8%

/s/ M.G. Vasan
M.G. Vasan	2.5%

SCHEDULE I

POWRTEC SHAREHOLDERS

Name	Address	Powrtec Shares Held	SFCF Shares To Be Issued
Grant Jasmin	1378 Cordilleras	400,000	376,390
	Sunnyvale, CA 94087
Chris Kilgus	11455 Oceanview Ave.	75,000	70,573
	Felton, CA 95018
Gary McDaniel	1920 16th Ave	75,000	70,573
	Santa Cruz, CA 95062
Raj Johal	44429 Cavisson Ct.	125,000	117,622
	Fremont, CA 95439
Javier Cancino	22 Vista Street	50,000	47,049
	Watsonville, CA 95076
Len Wood	12351 Radoyka St.	10,000	9,410
	Saratoga, CA
Franz Helbig	12351 Radoyka St.	10,000	9,410
	Saratoga, CA
Larry Joba	444 Western Dr.	50,000	47,049
	Santa Cruz, CA 95060
Pacific Times, Ltd.	1500 Green Hills Rd., 107	34,377	32,348
	Scotts Valley, CA 95066
NESA A/S	Nesa Alle 1	287,538	270,566
	2820 Gentofte, Denmark
Sidoh Mal Air Products	745 Camden Avenue, Suite D	142,857	134,425
	Campbell, CA USA 95008
M. G. Vasan	745 Camden Avenue, Suite D	45,882	43,174
	Campbell, CA USA 95008
Muninderpal Rekhi	745 Camden Avenue, Suite D	37,059	34,872
	Campbell, CA USA 95008
John Heibel	498 Glen Canyon Ct	517,059	486,540
	Santa Cruz, CA 95060
TOTALS		1,859,772	1,750,000